Exhibit 10-65

                                                LEASE AGREEMENT

THIS AGREEMENT OF LEASE IS MADE AT ISLAMABAD, This 15th day of February, 2008 between THE CAPITAL DEVELOPMENT AUTHORITY, (herein after called as the "LESSOR" which term and expression shall include, unless the context other wise requires, its successors, legal representatives and assigns), a body corporate, established under the Capital Development Authority Ordinance, 1960, (herein after referred to as the "ORDINANCE") having its principal office and business at G-7/4, Islamabad, of the ONE PART;

And

M/s En Pointe Technologies, Inc., a company incorporated in the State of Delaware USA, with its principal place of business located at 18701 S. Figueroa Street, Gardena, California USA, (herein referred to as the "LESSEE" which term and expression shall include, unless the context otherwise requires, its successors, legal representatives and assigns) of the SECOND PART.

WHEREAS the LESSOR, being the lawful owner in exclusive possession of piece and parcel of land, more particularly described in Schedule "A" appended hereunder, (herein after referred to as the "PLOT"), comprising of the specified area as defined in section 2(p) of the ordinance is entitled to lease out the said PLOT in accordance with section 4 of the ORDINANCE and the LESSEE have, respectively, agreed to give and take the said PLOT on LEASE, on the following, mutually agreed terms and conditions:

TERMS AND CONDITIONS

a)	The period of the LEASE on rent basis shall be up to Ninety-Nine (99) YEARS from the date of delivery of vacant possession of the PLOT to the LESSEE and will renew in increments of 33 years;

b)	The lease rental of the PLOT shall be at the rate of Rs. 2,200/- (Pak Rupees Two thousand and Two hundred only) per square yard for the purpose of constructing thereon and operating thereat an Information Technology Campus and Institute (THE "TECHNOLOGY CAMPUS") for multiple educational,  training and conferences which may include but is not limited to technical labs; including research, data, and development labs and centers for all types of IT services: data processing facilities; disaster and data recovery centers; knowledge and business processing outsourcing; training across various market segments; managed services and help desk support for all levels (1, 2, and 3 and advanced support); general customer services and sales support and; related collateral or ancillary  services. The TECHNOLOGY CAMPUS will include accommodations for the faculty, students, staff, as well as visiting foreign and domestic guests, and business and professional people; auditoriums, conference centers, recreational facility, special dedicated commerce teaching and training blocks for advanced courses for multinational companies such as Microsoft, Cisco, and numerous other manufacturers and software publishers or their resellers or agents who would establish their respective units, and train people: restaurants and cafeteria for the convenience of the students, residents, faculty and visitors (as the institution would work round the clock). To enhance and in; furtherance of the world-wide prestige, viability, recognition and attraction of the TECHNOLOGY CAMPUS to students, instructors, business leaders and other professionals, it is contemplated that the TECHNOLOGY CAMPUS will provide on-the-job practical and realbusiness internships employment and work-practice environments, development of help desk, "back office" services, business process services, and the like through organizations who have agreed le provide internships and apprenticeships to students and other candidates of the TECHNOLOGY CAMPUS, and food service facilities, Internet "café" facilities, banking, visitor and/or student and instructor facilities, dry-cleaning arid laundry facilities, fitness center, and such other personal, business, and professional services that would commonly be found at and in association with first-class educational institutions and businesses of world-wide recognition;

c)	The consideration of the rent of Pak Rupees which shall be paid by the LESSEE to the LESSOR, pursuant to Schedule "B" as an admission and acknowledgement for the payment by the LESSEE;

d)	The LESSOR covenants with the LESSEE that the LESSOR has good valid and legal title to the PLOT which is unencumbered and is entitled to lease the PLOT to the LESSEE on the terms and conditions herein contained and to permit the use and occupation thereof by the LESSEE for the purposes aforesaid;

e)	The LESSOR hereby further covenants with the LESSEE that the LESSEE having paid the rent shall peaceably hold and enjoy the PLOT without any interruption or disturbance from or by the LESSOR during the period of the Lease hereby granted and any renewals thereof;
        The LESSOR hereby further covenants to keep the lessee safe, harmless and indemnified against all losses and damages whatsoever occasioned to or suffered by the LESSEE owing to any claim, suit or demand preferred by anyone pertaining to the title or right of the LESSOR in or to all or LESSEE on the terms and conditions herein contained or to permit the use and occupation thereof by the LESSEE for the purposes aforesaid. Whereas, in case of violation of any of the terms and conditions of this lease agreement, the LESSOR shall have the right to terminate the lease after issuing a notice to the LESSEE at least Ninety (90) days to remedy the breach. If the satisfactory remedial measures are not taken by the LESSEE within stipulated time period, the lease shall be terminated forthwith;

b
f)	The LESSEE shall pay to the LESSOR, Annual Ground Rent (AGR) which will be levied at the rate of Rs. 4/- (Pak Rupees Four only) per square yard, and all other property related and/or commercial taxes levied by the LESSOR under the law; in no event shall such taxes levied be greater than those levied on other such institutions;

g)	Lease of the said 'Plot' as mentioned above shall be non-transferable. However, the LESSEE shall have the right to outsource and sublet its premises have the right to outsource and sublet its premises have the right to mortgage or charge the this lease agreement in favour of a lender for raising finances for the construction/development of the project and would inform to the LESSOR in writing in this regard;

h)	The PLOT shall only be used for the aforementioned purposes of constructing thereon and operating thereat the TECHNOLOGY CAMPUS and related facilities as described in (b) above;

The LESSEE shall be responsible for the internal development of the PLOT at its own cost according to the construction/development plan approved by the LESSOR which approval shall not be unreasonably withheld. Any objections to the submitted plan will be communicated to the LESSEE within a period of 30 days. The LESSEE shall submit to the LESSOR revised plan within 15 days of objections communicated by the LESSOR. Should such revised plan not be approved within thirty (30) days after submission, such plan shall be deemed to have been accepted and approved by the LESSOR. However, unless approved by the LESSOR in writing through an authorized person, no building, or other structures shall be constructed by the LESSEE on the PLOT. Furthermore, no building, or other structures shall be constructed on the PLOT by the LESSEE, in violation of the layout plans approved by the LESSOR and against the CDA Building and Zoning Laws, bye-Laws and Rules and Regulations;

i)	The LESSEE shall complete Construction on the PLOT within a period of thirty-six (36) months after taking possession of the PLOT, subject to necessary permission and
         The LESSEE shall complete Construction on the PLOT within a period of thirty-six (36) months after taking possession of the PLOT, subject to necessary permission and licenses to be obtained by the LESSEE; and infrastructure to the extent of road access, and the LESSOR shall facilitate the LESSEE in obtaining connections for power, gas and water. The LESSOR and LESSEE acknowledge and agree that the construction and development of the TECHNOLOGY CAMPUS will be ongoing and adjustments are contemplated based on the development of new technology and infrastructure requirements to support the same;

j)	The LESSEE shall submit to the LESSOR the stage of completion of the project and activity reports at the end of every six months until final completion certificate is issued;

k)	The LESSOR may at any time and form time to time extend any period or time provided for in this Agreement of Lease for doing or completing any act, deed or thing or for making payment hereunder or pursuant hereto upon such terms and conditions as may be agreed between the LESSOR and the LESSEE provided that such extension shall not be granted where failure for doing or completing any act, deed or thing is due to any willful default or neglect on the part of the LESSEE;

l)	The LESSEE shall be responsible and liable for all applicable taxes, including taxes which are now, or at any time hereafter during the period of the lease assessed, charged, or imposed upon the LESSEE by the LESSOR and the Federal Government in connection with the PLOT which, however, shall not be greater than those imposed upon other such institutions;

m)	The LESSEE shall permit the LESSOR, or any other authorized person, or competent officers/authorities, on behalf of the LESSOR, to enter upon the PLOT and the building and structures thereon, at all reasonable times, for the purpose of inquiry or inspections;

n)	The LESSOR shall grant to, and/or assist the LESSEE in applying for securing, and maintaining all such permissions, authorizations, approvals, consents and licenses, as may be necessary, or required by the LESSEE, subject to the conditions of this Agreement and under the applicable laws/Bye-Laws, Rules and Regulations, for and in connections with setting up, operations and maintenance of its contractual obligations and purposes as aforementioned.  Should any of the aforementioned laws/Bye-        Laws/Rules and Regulations change, then LESSOR shall provide LESSEE with written copies of such changes, through registered post, within ten (10) days of such change;

o)	Both the LESSOR and the LESSEE shall carry out their contractual obligations throughout the lease period, peacefully without any undue and unreasonable hindrance from any of the parties to this lease Agreement;

p)	Notwithstanding anything contained in this Agreement, the lease in respect of the PLOT shall be renewable on the terms and conditions set forth in paragraph TERMS AND
        CONDITIONS (a) above;

q)	The Registration fee and stamp duty on this lease agreement or any other such documents relating to the renewal of the lease Agreement if any , shall be born and payable by the LESSEE;

r)	The obligations of each of the parties hereunder shall be suspended during the period and to the extent that the party is prevented or hindered from complying herewith by
        "Force Majeure" (as hereinafter defined). In such event, the party shall give notice of suspension as soon as reasonably possible to the other party stating the date and extent of such suspension and the cause thereof. Any of the Parties whose obligations have been suspended as aforesaid shall resume the performance of such obligations as soon as reasonably possible after the removal of the cause and shall so notify such other party. "Force Majeure" means any cause beyond the reasonable control of the
        Party including (in so far as beyond such control but without prejudice to the generality of the foregoing expressions) strikes, lock-outs, labor disputes and compliance with any law within Pakistan;

s)	The LESSOR with above terms and conditions having been agreed to by the LESSEE, hereby demises unto the LESSEE all the said PLOT together with all rights of easements and appurtenants thereto coupled with its contractual lease privileges and benefits up till the period of the aforementioned period of ninety-nine (99) years including any renewals thereof with the delivery of the vacant possession of the PLOT for the purpose mentioned herein above;

t)	This lease agreement shall be governed by and construed in accordance with the Laws of Pakistan and is subject to any Pakistani Act, Ordinance, Rule, Regulation, Direction,
        Instruction, Policy including but not limited to the environment protection etc; as amended from time to time; of the Government of Pakistan and the LESSOR, as the case may be provided it is applied across the board and LESSEE is not singled out;

u)	In case of any dispute between the LESSOR and the LESSEE in respect of any contractual obligation(s) , the matter shall be referred to an arbitrator , to be appointed with may be provided it is applied across the board and LESSEE is not singled out;

v)	Any notice, approval, request or other communication required or permitted to be given or made under this agreement shall be in writing in the English language and delivered to the address through post or by hand or sent to the facsimile number or the LESSOR or the LESSEE, as the case may be, shown below or to such other address, or facsimile number as either Party may have notified the sender and shall be deemed to be duly given or made when delivered to the recipient at such address or facsimile number which is duly acknowledged:-

To LESSOR:	Capital Development Authority
G- 7/4, Islamabad
Tel. NO. +92-51-9253021
Fax No. +92-51-2891043

To LESSEE:	EN POINTE Technologies
18701-S Figueroa Street
Gardena, CA 90248-4506
Tel. No. 310 . 337 . 5200
Fax No. 310 . 258 . 2304

IN WITNESS WHEREOF BOTH THE LESSOR AND LESSE, hereto have executed these presents on the 15th day of February, 2008 and have put their signatures/thumbs hereunder on it in the presence of the following witnesses at Islamabad.

/s/ Dr. Faisal Awan	/s/ Robert A. Mercer
Director Project Management	Robert A. Mercer
CDA Islamabad	V. P. Finance & Taxation
En Pointe Technologies Inc.

                               SCHEDULE "A"

SCHEDULE "A"

GREEN
7.50 AC.
7.77 AC
10.03 AC.
10.03 AC.
10.05 AC.
NSPP
20.00 AC.
5.83 AC
5.03 AC
5.03 AC
4.83 AC
14.46 AC
10.56 AC
13.64 AC
3.77 AC
5.83 AC
SHOPPING CENTRE
2.98 AC
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ECHNOLOGY
INIVERSITY

RAM
ROBERT A. MERCER
V.P. FINANCE & TAXATION
EN POINTE TECHNOLOGIES, INC.

DR. FAISAL AWAN
Director Project Management
CDA, Islamabad

SCHEDULE "B"

10% in the receipt of letter of intent from CDA

15% on signing of the lease agreement

75% on ten annual equal installments together with interest based on six (6) months KIBOR (average of ask and bid) for the previous three (3) months. If, for any reason, KIBOR is no longer valid or applicable, the State Bank of Pakistan average discount rate shall apply for the respective installments.